UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2010

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 11, 2010, Abraxis BioScience, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the three and twelve months ended December 31, 2008 and 2009. A copy of the press release is furnished (but not filed) as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company presented certain non-GAAP financial measures, including adjusted net income (loss) for common shareholders and adjusted net income (loss) per share. Adjusted net income (loss) for common shareholder and adjusted net income (loss) per share are defined as net income (loss) for common shareholders and net income (loss) per share, respectively, in each case excluding amortization of intangible assets, re-acquisition costs, litigation costs, acquired in-process research and development, impairment charge, realized loss on marketable securities and non-cash stock-based compensation expense. The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors in understanding the underlying operating performance of the Company and facilitates additional analysis by investors. The Company also uses these non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures presented by the Company may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. A reconciliation of GAAP net income (loss) for common shareholders to adjusted net income (loss) for common shareholders and per share reconciliation is included in the press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release issued by Abraxis BioScience, Inc., dated March 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: March 11, 2010	By:	/s/ MITCHELL FOGELMAN
Mitchell Fogelman Senior Vice President and Principal Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Press release issued by Abraxis BioScience, Inc., dated March 11, 2010